Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders FDCTech, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-1 of FDCTech, Inc. (the “Company”) of our report dated March 3, 2021, relating to our audit of the Company’s consolidated financial statements as of December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 28, 2022.

/s/ Farber Hass Hurley LLP
Chatsworth, California

March 28, 2022